Exhibit 99.1

Glucotrack Announces $5.5 Million Financing

Includes $2.0 Million Equity Financing at $0.75 Per Unit, priced at a premium to the market, and $3.5 Million Follow-On Investment from Institutional Investors

RUTHERFORD, N.J., and LA JOLLA, Calif., August 4, 2026 – Glucotrack, Inc. (NASDAQ: GCTK) (“Glucotrack” or the “Company”) today announced definitive agreements for approximately $5.5 million in financing from participating institutional investors, including a $2.0 million equity financing priced at $0.75 per unit and a $3.5 million follow-on investment in the form of convertible debt.

The equity financing consists of units priced at $0.75 per unit, with each unit comprised of one share of common stock (or equivalent) and one five-year warrant with an exercise price of $1.50 per share.

“We believe one of the strongest signals investors can send is choosing to increase their alignment with common shareholders,” said Erik Emerson, Chief Executive Officer of Glucotrack. “This financing strengthens our balance sheet, provides additional growth capital, and reflects confidence in our long-term strategy. We believe it positions us well as we continue executing across our portfolio of opportunities.”

E.F. Hutton & Co. served as exclusive advisor to Lōkahi Therapeutics™, a subsidiary of Glucotrack, in conjunction with the transaction.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) operates Lōkahi and, through its subsidiary Glucotrack Technologies, Inc., is also focused on the design, development, and commercialization of novel technologies for people with diabetes, including a long-term implantable continuous blood glucose monitoring system. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use. For more information, please visit www.glucotrack.com.

About Lōkahi Therapeutics™

Lōkahi Therapeutics is a capital-efficient biopharmaceutical platform company focused on identifying, evaluating, acquiring, and advancing overlooked therapeutic assets. Through its ai² platform and ai² Futures Lab execution model, Lōkahi integrates cross-functional expertise and disciplined decision-making to drive strategic development and long-term value creation. For more information, please visit www.lokahithera.com. For more information on the ai² Futures Lab program, please visit www.ai2futureslab.com.

About E.F. Hutton & Co.

E.F. Hutton & Co. is a full-service investment bank and broker-dealer headquartered in New York City, serving corporations, financial sponsors, and institutional investors across the U.S., Asia, Europe, the UAE, and Latin America. We provide a comprehensive range of investment banking and capital markets services across our specialized divisions, delivering integrated solutions at every stage of the capital lifecycle. For more information, please visit www.efhutton.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan,” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to merger integration; risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026.

Contact:

Glucotrack

GlucotrackPR@icrinc.com

Lōkahi Therapeutics™

ir@lokahithera.com